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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 on Form S-3 of Tyco International Ltd. of our report dated
February 12, 1999 (except with respect to the matter disclosed in Note 18 Merger with Tyco International Ltd., as to which the date is April 2, 1999) on our audit of the consolidated balance sheet of AMP Incorporated and subsidiaries as of September 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998, included in the Tyco International Ltd. Form 10-K filed December 21, 2000 and to all references to our Firm included in this Post-Effective Amendement No. 1 to the Registration Statement.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
May 23, 2001